UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2004

NATIONAL WINE & SPIRITS, INC.

(Exact name of registrant as specified in its charter)

Indiana	333-74589	35-2064429
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 West Morris Street, P.O. Box 1602 Indianapolis, Indiana	46206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 636-6092

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 3, 2004, National Wine & Spirits, Inc. (the “Company”) and Glazer’s Wholesale Drug Company (“Glazer”) modified certain terms of their strategic partnership related to the Company’s operations in the State of Illinois.

Prior to the modification, Glazer and the Company shared profits and losses of the Company’s Illinois wine and spirits distribution business such that Glazer funded eighty percent (80%) of operating losses and received eighty percent (80%) of operating profits and the Company funded twenty percent (20%) of any such losses and received twenty percent (20%) of any such profits. Under the new terms of the alliance which are effective as of August 28, 2004, Glazer has committed to fund one hundred percent (100%) of operating losses and will receive one hundred percent (100%) of operating profits of the Company’s Illinois operations until the additional twenty percent (20%) of operating losses which Glazer has funded have been repaid. All other provisions of the partnership are unchanged and remain in full force and effect.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WINE & SPIRITS, INC.
(Registrant)

Date: September 7, 2004	By: /S/ JAMES E. LACROSSE
James E. LaCrosse
Chairman, President,
Chief Executive Officer and
Chief Financial Officer

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